UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FLEXSHOPPER, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if, Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

901 Yamato Road, Suite 260
Boca Raton, Florida 33431

November 29, 2022

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FlexShopper, Inc. to be held at 10:00 a.m., local time, on Friday, December 30, 2022, at our executive offices located at 901 Yamato Road, Boca Raton, Florida.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2022 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,
Richard House Jr.
Chief Executive Officer

FLEXSHOPPER, INC.
901 Yamato Road, Suite 260
Boca Raton, Florida 33431

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 30, 2022

To the Stockholders of FlexShopper, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of FlexShopper, Inc., a Delaware corporation, will be held on the Friday, December 30, 2022, at 10:00 a.m., local time, at our executive offices located at 901 Yamato Road, Boca Raton, Florida, for the following purposes:

1.      To elect the five nominees to the Board of Directors to serve for one year.

2.      To approve, on a non-binding advisory basis, the compensation paid to our executive officers.

3.      To ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2022.

4.      To transact such other business as may properly come before the annual meeting.

Only stockholders of record at the close of business on November 10, 2022, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,
Richard House Jr.
Chief Executive Officer

Boca Raton, Florida
December 29, 2022

IMPORTANT NOTE:

While we intend to hold our annual meeting of stockholders in person, we are monitoring developments related to the coronavirus (COVID-19). If it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares before the annual meeting.

PROXY STATEMENT

i

FLEXSHOPPER, INC.
901 Yamato Road, Suite 260
Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors (the “Board”) of FlexShopper, Inc. is providing these materials to you in connection with FlexShopper’s annual meeting of stockholders. The annual meeting will take place on Friday, December 30, 2022, at 10:00 a.m., local time, at our executive offices located at 901 Yamato Road, Boca Raton, Florida. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about November 30, 2022.

While we intend to hold our annual meeting of stockholders in person, we are monitoring developments related to the coronavirus (COVID-19). If it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. As always, we encourage you to vote your shares before the annual meeting.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•        this proxy statement for the annual meeting;

•        a proxy card for the annual meeting; and

•        our Annual Report on Form 10-K for the year ended December 31, 2021.

What items will be voted on at the annual meeting?

There are three proposals scheduled to be voted on at the annual meeting:

•        the election of the five nominees to the Board to serve one year;

•        the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•        the ratification of the Audit Committee’s appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•        FOR the five nominees to the Board;

•        FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•        FOR the ratification of the Audit Committee’s appointment of Grant Thornton, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•        stockholders as of the close of business on November 10, 2022 (the “record date”);

•        holders of valid proxies for the annual meeting; and

•        our invited guests.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board has set November 10, 2022 as the record date. All record holders of FlexShopper common stock and preferred stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. Each share of Series 1 Preferred Stock is entitled to 1.32230 votes, voting together as a single class with holders of common stock and Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is entitled to 266.2942 votes, voting together as a single class with holders of common stock and Series 1 Preferred Stock.

As of the record date, there were outstanding 21,750,804 shares of common stock entitled to 21,750,804 votes at the annual meeting, 170,332 shares of Series 1 Preferred Stock entitled to 225,231 votes at the annual meeting, and 21,952 shares of Series 2 Preferred Stock entitled to 5,845,695 votes at the annual meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of FlexShopper stock is reflected directly on the books and records of our transfer agent, Continental Stock Transfer & Trust Company. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record and wish to attend the annual meeting, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•        In person.    Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•        By mail.    Stockholders of record may vote by signing and returning the proxy card provided.

•        By phone or via the Internet.    You may vote by proxy, by phone or via the Internet by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

•        Beneficial owners of shares held in “street name.”    You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the annual meeting by:

•        timely delivering a properly executed, later-dated proxy;

•        delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•        voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.”    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”) and, the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (“Proposal 2”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

The ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2022 (“Proposal 3”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 3.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the shares of stock entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•        Proposal 1: Election of Directors.    The five nominees receiving the highest number of votes will be elected as directors.

•        Proposal 2: Approval, on a non-binding advisory basis, of the compensation paid to our executive officers.    Approval, on a non-binding advisory basis, of the compensation paid to our executive officers will be considered obtained if a majority of the votes cast on the matter votes in favor of the proposal.

•        Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm.    The Audit Committee’s appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2022 will be ratified if a majority of the votes cast on the matter votes in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposal regarding the election of directors or, the advisory vote on the compensation of our named executive officers. We expect no broker non-votes on the routine proposal to appoint Grant Thornton, LLP as our independent registered public accounting firm for 2022. Abstentions will have no effect on the proposal ratifying the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2022.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

How can I submit a proposal for the 2023 annual meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in our Proxy Materials.    Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders must be received by July 31, 2023, provided however, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the anniversary date of this year’s meeting then the deadline is a reasonable time before we begin to print and mail proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Secretary of our company at 901 Yamato Road, Suite 260, Boca Raton, Florida 33431.

Requirements for Stockholder Proposals to Be Brought Before the 2023 Annual Meeting of Stockholders.    Notice of any director nomination or other proposal that you intend to present at the 2023 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders, must be delivered to our Secretary at 901 Yamato Road, Suite 260, Boca Raton, Florida 33431 not earlier than the close of business on September 1, 2023 and not later than the close of business on October 1, 2023, provided, however, that if the date of the 2023 annual meeting is more than 30 days before or more than 70 days after the date of this year’s meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of 90th day prior to the 2023 annual meeting or the 10th day following the day on which public announcement of the date of the 2023 annual meeting is made by the Company. In addition, your notice must set forth the information required by our Bylaws with respect to each director nomination or other proposal that you intend to present at the 2023 annual meeting of stockholders. In addition to the foregoing, in order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2023 annual meeting of stockholders, notice must be submitted no later than October 31, 2023 and include all of the information required by Rule 14a-19 under the Exchange Act. However, if the date of the 2023 annual meeting of stockholders changes by more than 30 days from this year’s annual meeting, Rule 14a-19 requires the notice be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting of stockholders or the 10th calendar day following the day on which we first publicly announce the date of the 2023 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of November 10, 2022 by:

•        each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•        each executive officer included in the Summary Compensation Table below;

•        each of our directors;

•        each person nominated to become director; and

•        all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o FlexShopper, Inc. at 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s Series 1 or Series 2 Preferred Stock) within 60 days after November 10, 2022 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares owned as of November 10, 2022 is based upon 21,750,804 shares of common stock outstanding on that date.

Name and Address of Beneficial Owner	Shares of Common Stock		Number of Shares Underlying Convertible Preferred Stock, Options and Warrants		Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Stockholders
B2 FIE V, LLC(1)	—		5,325,888	(2)	5,325,888	19.7%
Waterfall Asset Management, LLC(3)	1,629,547		—		1,629,547	7.5%
Perkins Capital Management, Inc(4)	1,305,530		—		1,305,530	6.0%
Directors and Executive Officers
Howard S. Dvorkin	6,006,556	(5)	2,457,107	(6)	8,463,663	24.8%
James D. Allen	150,000		289,954	(7)	439,954	2.0%
Sean Hinze	—		—		—	*
Thomas O. Katz	80,000		210,308	(8)	290,308	1.3%
T. Scott King	287,000		404,526	(9)	691,526	3.1%
Richard House Jr.	190,086		575,000	(10)	765,086	3.4%
H. Russell Heiser Jr.	772,571		746,884	(11)	1,519,455	3.4%
All directors and executive officers as a group (7 persons)	7,486,213		4,683,779		12,169,992	38.1%

____________

*        Less than one percent of outstanding shares.

(1)      Based solely on the Schedule 13D filed on June 21, 2016 by Pacific Investment Management Company LLC (“PIMCO”). According to the filing, B2 FIE V LLC (“B2 FIE”) was formed solely for the purpose of investing in our company. PIMCO BRAVO Fund II, L.P. (“Bravo II”) is the sole member of B2 FIE and operates as a pooled investment fund and invests (among other things) in operating companies. PIMCO GP XII, LLC (“PIMCO GP”) is the sole general partner of Bravo II. PIMCO is the sole managing member of PIMCO GP and has the power to make voting and investment decisions regarding the shares of our preferred stock held by B2 FIE. Each of Bravo II, PIMCO GP and PIMCO disclaims beneficial ownership of the series 2 preferred stock except to the extent of its pecuniary interest therein. The address for this stockholder is 650 Newport Center Drive, Newport Beach, CA 92660.

(2)      Consists of shares of common stock issuable upon the conversion of 20,000 shares of Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is convertible into 266.2942 shares of common stock, based on the Series 2 Preferred Stock issue price of $1,000 per share and a conversion rate of $3.76 per share.

(3)      Based solely on the Schedule 13D filed by the Waterfall Reporting Persons (as defined below) with the SEC on March 16, 2015 and a Form 4 filed by Waterfall (as defined below) with the SEC on May 23, 2018. Waterfall Eden Master Fund, Ltd. (“WEMF”) owns 883,118 shares of common stock, or approximately 4.1% of outstanding shares of common stock after subsequent dilution. Waterfall Delta Offshore Master Fund, LP (“WDOMF”) owns 495,251 shares of common stock, or approximately 2.3% of outstanding shares of common stock after subsequent dilution. Waterfall Delta GP, LLC (“WDGP”), as general partner of WDOMF, may be deemed to share beneficial ownership of the shares owned by WDOMF. Waterfall Sandstone Fund, LP (“WSF”) owns 251,178 shares of common stock, or approximately 1.2% of outstanding shares of common stock after subsequent dilution. Waterfall Sandstone GP, LLC (“WSGP” and, collectively with WEMF, WDOMF and WSF, the “Waterfall Funds”), as general partner of WSF, may be deemed to share beneficial ownership of the shares owned by WSF. Waterfall Asset Management, LLC (“Waterfall”), as the investment adviser to the Waterfall Funds, and Thomas Capasse and Jack Ross, as members of Waterfall, may be deemed to share beneficial ownership of the 1,629,547 shares of common stock owned by the Waterfall Funds, or approximately 7.5% of outstanding shares of common stock. Because of the relationships described above, Messrs. Capasse and Ross, WEMF, WDGP, WDOMF, WSGP and WSF (collectively, the “Waterfall Reporting Persons”) may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act and, as such, each member of the group could be deemed to beneficially own, in the aggregate, all of the shares of common stock held by members of the group. The Waterfall Reporting Persons do not admit that they constitute a group within the meaning of Rule 13d-5. Each of the Waterfall Reporting Persons disclaims beneficial ownership of the shares of common stock referred to herein that such Reporting Person does not hold directly. Waterfall and Messrs. Capasse and Ross share the power to vote and direct the disposition of the shares owned by the Waterfall Funds. WDGP may be deemed to share the power to vote and direct the disposition of the shares owned by the WDOMF, and WSGP may be deemed to share the power to vote and direct the disposition of the shares owned by WSF. The address for each of the Waterfall-associated companies is c/o Waterfall Management, LLC, 1140 Avenue of the Americas, 7th Floor, New York, NY 10036.

(4)      Based solely on the Schedule 13G filed on December 31, 2020 by Perkins Capital Management, Inc. The address for this stockholder is 730 Lake St E, Wayzata, MN 55391.

(5)      Includes (i) 3,862,956 shares held of record by PITA Holdings LLC, a Florida LLC (“PITA”), (ii) 2,140,100 shares of common stock held of record by NRNS Capital Holdings, LLC (“NRNS”), and (iii) 3,500 shares of common stock held of record by Mr. Dworkin’s direct family members. Beta Investment Group, Inc., a Florida corporation (“Beta”), is the manager of PITA. Mr. Dvorkin is President of Beta and in such position has the right to direct the vote and disposition of securities owned by PITA. Mr. Dvorkin is the manager of NRNS and in such position has the right to direct the vote and disposition of securities owned by NRNS. Mr. Dvorkin disclaims beneficial ownership of our company’s securities held of record by PITA, NRNS or his direct family members, except to the extent of his pecuniary interest therein.

(6)      Includes (i) 753,697 shares of common stock issuable upon exercise of a warrant held by NRNS, (ii) 1,190,000 shares of common stock issuable upon exercise of a warrant held by PITA, and (iii) 513,410 shares of common stock issuable upon exercise of vested stock options.

(7)      Consists of vested stock options to purchase 289,954 shares of common stock.

(8)      Consists of vested stock options to purchase 210,308 shares of common stock.

(9)      Consists of vested stock options to purchase 404,526 shares of common stock.

(10)    Consists of vested stock options to purchase 575,000 shares of common stock.

(11)    Consists of (i) 301,487 shares of common stock issuable upon exercise of vested stock options and (ii) 445,397 shares of common stock issuable upon exercise of warrants.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the five current directors for election at the annual meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2022 Annual Meeting, their age, the year such director was first elected as a director, and the positions currently held by each director with our company.

Director/Nominee Name	Age	Year First Became Director	Position with Us
Howard S. Dvorkin	58	2018	Chairman of the Board
James D. Allen	63	2016	Director
Sean Hinze	43	2018	Director
Thomas O. Katz	64	2020	Director
T. Scott King	70	2014	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Howard S. Dvorkin has been a director since December 2018 and serves as the Chairman of the Board. Mr. Dvorkin is a serial entrepreneur, a two-time author, personal finance expert and Chairman of Debt.com. He has focused his professional endeavors in the consumer finance, technology, media and real estate industries. He has created successful businesses in these sectors including Debt.com, Financial Apps, Consolidated Credit, Start Fresh Today and Lifestyle Magazines, among others. He has played an instrumental role in the drafting of both state and federal legislation and was a consultant to the Board of Directors for the Association of Credit Counseling Professionals and the past president of the Association of Independent Consumer Credit Counseling Agencies (AICCCA). Mr. Dvorkin dedicates time to the National Leadership Council at American University, and the Kogod School of Business has inducted him into the prestigious 1923 Society at American University. He graduated from the University of Miami with a Master’s degree in Business Administration and received his Bachelor of Science degree in Accounting from American University. He was listed in the Marquis Who’s Who in the Finance Industry and was part of the premier group of certified public accountants who are recognized with the Chartered Global Management Accountant (CGMA) designation. Mr. Dvorkin brings to the Board his extensive knowledge of financial, accounting and operational issues highly relevant to our company’s business. He also brings a proven track record growing successful businesses and a deep background in the consumer finance market.

James D. Allen has been a director since February 2016. Mr. Allen is currently Executive Vice President and CFO of Forestar Group, Inc., a publicly traded residential lot development company with operations in 50 markets and 21 states, since March 2020. Mr. Allen was a Senior Operating Partner of Palm Beach Capital, a private equity investment firm that partners with management teams in middle-market buyouts, recapitalizations and growth equity investments, from November 2018 to February 2020. Mr. Allen previously served as Chief Financial Officer of Hollander Sleep Products, LLC, the largest supplier of utility bedding products in North America, from July 2015 to October 2018. From July 2003 through November 2014, Mr. Allen served as VP Operations and Group CFO of Sun Capital Partners, a leading global private equity firm. From August 2008 through September 2014, Mr. Allen was a Partner and Group CFO of London-based Sun European Partners, the European affiliate of Sun Capital Partners. From July 2002 to July 2003, Mr. Allen was CAO of Mattress Firm, Inc., a leading bedding specialty retailer. Prior to joining Mattress Firm, Inc., Mr. Allen served for eight years in various capacities (President and COO, CFO and President of two operating divisions) at Tandycrafts, Inc., which operated a diversified portfolio of retail and consumer products businesses. Prior to Tandycrafts, Inc., Mr. Allen was a Senior Manager at the accounting firm of Price Waterhouse (now PwC). Mr. Allen received a B.B.A. degree, majoring in management and accounting, from Evangel University in Springfield, Missouri. Mr. Allen brings to the Board proven leadership and management experience and a deep knowledge in audit and accounting matters that make him well qualified to serve as an independent director and as a financial expert on the Board.

Sean Hinze has been a director since November 2018. Mr. Hinze is a Senior Vice President in the portfolio management group at PIMCO, focusing on special situations and private equity investments, since 2013. Prior to joining PIMCO, he was an investment banker at Goldman Sachs, covering the technology and financial sectors. He also served six years in the U.S. Army and Air Force, with his last assignment as a Captain and combat adviser to the Iraqi Army. He has eight years of investment and financial services experience and holds an M.B.A. from the Anderson School of Management at the University of California, Los Angeles, and an undergraduate degree in aerospace engineering from the University of Texas at Austin.

Mr. Hinze was appointed to the Board pursuant to the Investor Rights Agreement, dated June 10, 2016 (the “B2 FIE Investor Rights Agreement”), among our company, Brad Bernstein and B2 FIE in connection with B2 FIE’s purchase of our series 2 preferred stock. Pursuant to the B2 FIE Investor Rights Agreement, so long as B2 FIE and its affiliate transferees’ ownership percentage of our outstanding common stock, determined on a fully-diluted basis taking into account the conversion of all outstanding shares of series 1 preferred stock and series 2 preferred stock, exceeds 10%, B2 FIE will have the right to nominate one director to the Board. For more information regarding the B2 FIE Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on June 13, 2016. Mr. Hinze’s extensive knowledge of capital markets and private equity investing in particular makes him well qualified to be a member of the Board.

Thomas O. Katz has been a director since July 2020. He is a member of the law firm of Katz Baskies & Wolf PLLC, in Boca Raton, Florida, where he has been in practice since July 2007, specializing in federal and state tax law. Mr. Katz’s diverse tax practice includes expertise in structuring business transactions. He received a B.S. degree in economics from the Wharton School of the University of Pennsylvania and a J.D. degree from Georgetown University Law Center. Mr. Katz has received numerous honors and recognition as a top tax lawyer in Florida. He has also chaired and been a member of several boards of private foundations and public charities, and their finance and investment committees. Mr. Katz is well qualified to serve as a director of our company due to his substantial knowledge and more than 30 years of working experience in business transactions, as well as corporate controls and governance.

T. Scott King has been a director since November 2014. Mr. King is currently an independent consultant. From April to September 2014, Mr. King served as interim Chief Executive Officer of Gordmans Stores, Inc., an Omaha, Nebraska-based apparel and home décor retailer with approximately 100 stores. Mr. King also served as Chairman of the Board of Gordmans Stores, Inc. during that period. From 2003 through 2014, Mr. King served as Senior Managing Director of Operations of Sun Capital Partners, a Boca Raton-based private equity firm. From 1999 to 2003, he served as President and Chief Executive Officer of Waterlink Inc., an Ohio-based international provider of water and waste water solutions. Prior to his tenure at Waterlink Inc., Mr. King was employed for approximately 20 years with Sherwin-Williams Company, an international manufacturer and retailer of paint and coatings. Mr. King has previously served on the Board of Directors of The Limited, ShopKo, Furniture Brands Inc. and Boston Market. He also served on the Board of Advisors of the State University of New York at Oswego School of Business, where he received his Bachelor of Arts degree in Business. Mr. King brings to the Board his financial and business experience, as well as serving as a director on various boards of directors of public companies, making him a well-qualified candidate to serve on the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Richard House Jr.	59	Chief Executive Officer
H. Russell Heiser Jr.	48	Chief Financial Officer

Richard House Jr. has served as our Chief Executive Officer since October 2019. Mr. House has more than 30 years of experience in consumer lending across a multitude of disciplines and has led businesses from inception to becoming stock exchange-listed public companies. In 1997, he was a co-founder and then President of Atlanticus Holdings (formerly Compucredit Corp.), which has been a significant lender in the prime and non-prime markets in both the United States and the United Kingdom. Under his leadership, Compucredit Corp. became one of the nation’s largest sub-prime issuers of consumer credit. After leaving Atlanticus Holdings in April 2014 and through September 2019, Mr. House was the Chief Executive Officer of Veta Finance, Ltd., a provider of technology solutions to lenders in the United States and the United Kingdom. Prior to Atlanticus Holdings, Mr. House was a Managing Director of the Quantitative Solutions and Consulting Division of Equifax. Mr. House earned a B.S. degree in economics from Georgia Institute of Technology (Georgia Tech) and an M.A. degree in economics from Southern Methodist University.

H. Russell Heiser Jr. has served as our Chief Financial Officer since December 2015. From July 2015 to December 2015, Mr. Heiser served as a consultant to the Company. From 2008 to 2015, Mr. Heiser served as an advisor to family offices in South Florida. In this role, Mr. Heiser focused on venture capital and private equity investments and was responsible for sourcing, financial analysis, transaction execution and management of portfolio companies across a variety of sectors. From 2004 to 2008, Mr. Heiser was an Executive Director in the Investment Banking Division at UBS in New York and, from 2001 to 2004, was an Associate in the Investment Banking Division at Bear, Stearns & Co. in New York. Mr. Heiser received his B.S. degree in Accounting from the University of Richmond and an M.B.A. from Columbia Business School. Over the course of his career, Mr. Heiser has earned both CPA and CFA designations.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of James D. Allen, Sean Hinze, Thomas O. Katz and T. Scott King is an independent director within the meaning of the director independence standards of The Nasdaq Stock Market. Further, the Board has determined that all the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Mr. Dvorkin has served as the Chairman of the Board since January 2019.

We have no formal policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our Bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of our company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. Similarly, our Bylaws do not require our Board of Directors to appoint a lead independent director and it has not otherwise determined to do so. Our Board of Directors believes that the current leadership structure, which separates the roles of Chairman and Chief Executive Officer, is appropriate. In particular, our Board of Directors believes this structure clearly establishes the individual roles and responsibilities of the Chairman and Chief Executive Officer, streamlines decision-making, enhances accountability of the senior management team to our Board of Directors and emphasizes the independence of our Board of Directors from management. Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide strong, independent oversight of senior management, a highly engaged Board of Directors, and the right balance among (i) effective independent oversight of our business, (ii) our Board’s activities and (iii) consistent corporate leadership. Our Board of Directors is open to different structures that provide such an optimal leadership structure, particularly given the dynamic and competitive environment in which we operate. Our Board of Directors — which consists entirely of independent directors other than Mr. Dvorkin — exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation and Nominating and Governance Committees are comprised entirely of independent directors. Our Board of Directors can and will change its leadership structure if it determines that doing so is in the best interest of our company and stockholders.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board, or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, FlexShopper, Inc., 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board of Directors has adopted a policy concerning director nominations, a copy of which is available at http://investors.flexshopper.com/. Set forth below is a summary of certain provisions of this policy, as well as the role the Corporate Governance and Nominating Committee plays in the director nomination process.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from our stockholders, (3) assisting the Board in evaluating the Board’s and its committee’s performance, (4) advising the Board regarding the appropriate board leadership structure for our company, (5) reviewing and making recommendations to the Board on corporate governance, and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks directors who contribute to the Board’s overall diversity, with diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics. Candidates should possess professional and personal experience and expertise relevant to our goals, with public company board experience considered a valuable asset for a candidate that is taken into consideration. In evaluating nominations to the Board, our Board also looks for certain personal attributes, such as integrity and ethics in his/her personal and professional life, an established record of professional accomplishment in his/her chosen field, a willingness to commit the time necessary for the performance of the duties of a director and not having other personal or professional commitments that would, in the Corporate Governance and Nominating Committee’s sole judgment, interfere with or limit his/her ability to do so, and the ability to represent the best interests of all of our stockholders and not just one particular constituency or any entity with which the candidate may be affiliated.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting nominees for election to the Board by the stockholders. The Board has delegated the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board and management may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders, or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate and finalizes its list of recommended candidates for the Board’s consideration.

Mr. Hinze was appointed to the Board in connection with an investor rights agreement, as further described in his biographical information under the section of this proxy statement titled “Information Concerning Directors and Nominees for Director.”

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider director candidates properly recommended by stockholders and evaluate such director candidates in the same way it evaluates candidates recommended by other sources. To submit a recommendation to the Corporate Governance and Nominating Committee for a director nominee candidate, a stockholder must make such recommendation in writing and include:

•        as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made:

•        the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

•        the class or series and number of shares of capital stock of our company which are owned beneficially and of record by such stockholder and such beneficial owner;

•        a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

•        a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of our capital stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of our company;

•        a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

•        a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

•        any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•        as to each person whom the stockholder proposes to nominate for election as a director:

•        all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•        such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•        why such recommended person meets our criteria and would be able to fulfill the duties of a director.

Recommendations must be sent to the Secretary of our company, c/o FlexShopper, Inc., 901 Yamato Road, Suite 260, Boca Raton, Florida 33431. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the annual meeting of stockholders in person. Our last annual meeting of stockholders was held on June 9, 2021. All of our directors serving at the time attended last year’s annual meeting.

Code of Ethics for Senior Financial Officers

We have in place a Code of Ethics for Senior Financial Officers (the “Code of Ethics”), which applies to our executive officers (collectively, “Senior Financial Officers”) and is designed to deter wrongdoing and to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations among the Senior Financial Officers. A current copy of the Code of Ethics is available in our public filings with the SEC. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at http://investors.flexshopper.com/ and/or in our public filings with the SEC.

Policy on Hedging and Other Speculative Trading

Under our insider trading policy, directors, executive officers and certain other employees above a specified level, as well as persons sharing their households, are prohibited from engaging in hedging or other speculative trading in our securities unless advance approval is obtained from our compliance committee. Prohibited transactions include short sales, options trading, trading on margin or pledging, and hedging or monetization transactions.

Board Diversity

In accordance with Nasdaq’s new Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our Board diversity statistics.

Board Diversity Matrix (As of November 29, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native Americans	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Directors who are Military Veternas	1

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our Bylaws state that the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution of the Board. The number of directors currently fixed by our Board is five.

Our Board of Directors met five times during the year ended December 31, 2021. No director attended less than 75% of all meetings of the Board and applicable committee meetings in 2021 held during the period for which he was a director.

Committees

The Board of Directors currently has standing Audit, Compensation and Corporate Governance and Nominating Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://investors.flexshopper.com/. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
James D. Allen	Chair	X	X
T. Scott King	X	Chair	X
Thomas O. Katz	X	X	Chair

Audit Committee.    Our Audit Committee consists of Messrs. Allen (Chair), King and Katz. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Allen as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of our financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of our disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met five times in 2021.

Compensation Committee.    Our Compensation Committee presently consists of Messrs. King (Chair), Allen and Katz, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is an independent director within the meaning of Nasdaq’s director independence standards. Mr. King serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees our procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements our incentive compensation plans and equity-based plans. The Compensation Committee met one time in 2021.

Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Messrs. Katz (Chair), Allen and King. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Mr. Hinze serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from our stockholders, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for our company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee did not meet in 2021 because of limited matters that were handled by the entire Board.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management, and the Board receives periodic reports from our Chief Compliance Counsel and Chief Financial Officer regarding the most significant risks facing our company. These risks include, without limitation, the following:

•        risks and exposures associated with strategic, financial and execution risks and other current matters that may present a material risk to our operations, plans, prospects or reputation;

•        risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•        risks and exposures relating to corporate governance, and management and director succession planning; and

•        risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee was comprised of James D. Allen, T. Scott King and Thomas Katz. None of the members of the Audit Committee is a current or former officer or employee of our company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of our internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed our audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and has discussed them with both management and EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with EisnerAmper their independence from management and our company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by EisnerAmper with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:
James D. Allen, Chair
T. Scott King
Thomas O. Katz

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary, short term and long-term compensation in the form of cash, stock options and performance share units.

The following table sets forth information concerning the compensation earned by the individuals that served as our Principal Executive Officer during 2021 and our most highly compensated executive officer other than the individuals who served as our Principal Executive Officer during 2021 (collectively, the “named executive officers”). Other than the named executive officers listed below, no other individuals served as executive officers of our company in 2021.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	TOTAL ($)
Richard House Jr. –	2021	330,000	70,000	430,478	24,175	854,653
Chief Executive Officer	2020	342,692	—	276,091	14,978	633,761

H. Russell Heiser Jr. –	2021	319,615	75,000	186,217	67,933	648,765
Chief Financial Officer	2020	304,763	—	91,968	65,355	462,086

____________

(1)      FASB ASC Topic 718 requires us to determine the overall full grant date fair value of the stock options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above, and to then expense that value over the service period over which the stock options become vested. As a general rule, for time-in-service-based stock options, we will immediately expense any stock option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the stock options. For a description of Topic 718 and the assumptions used in determining the value of the stock options under the Black-Scholes model of valuation, see the notes to our audited financial statements included in our 2021 Annual Report on Form 10-K.

(2)      The amounts set forth in this column consist of medical costs not covered by our insurance, health and life insurance payments and 401k matching contribution.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2021.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard House Jr.	140,000	210,000	(1)	1.52	10/08/2029
	200,000			2.53	06/30/2025
	—	225,000		2.38	06/30/2025
	5,000	20,000		2.76	03/03/2031
H. Russell Heiser Jr.	10,000	—		5.00	10/09/2025
	10,000	—		5.00	12/01/2025
	15,000	—		4.02	05/10/2027
	30,000	—		2.95	03/01/2028
	99,584	—		0.84	04/09/2029
	20,000	10,000		0.86	04/23/2029
	120,813	—		0.86	04/23/2029
	90,000	135,000		2.53	06/30/2026
	5,000	20,000		2.76	03/03/2031
	15,000	60,000		2.76	03/03/2031

____________

(1)      Reflects stock options granted as an inducement award for Mr. House to execute his employment agreement.

Employment Agreements and Change of Control Arrangements

The following is a summary of the employment and change of control arrangements with our named executive officers.

Richard House Jr. Employment Agreement.    On February 23, 2022, we entered into an amended and restated employment agreement with Richard House Jr. The employment agreement with Mr. House extends for a term expiring on December 31, 2025, and is automatically renewable for three successive one-year terms unless written notice of non-renewal is timely provided by either party. Pursuant to this employment agreement, Mr. House has agreed to devote his full time, attention and efforts to our business and his duties as our Chief Executive Officer. The employment agreement provides that, effective as of January 1, 2022, Mr. House will receive a base salary at an annual rate of $460,000 for services rendered in such position. Pursuant to a short-term incentive plan approved by the Compensation Committee of our Board, Mr. House may be entitled to receive cash bonuses based on the executive meeting and exceeding performance goals relating to the net revenue and EBITDA of our company. The target cash bonus under the short-term incentive plan is up to 50% of Mr. House’s annual base salary (with a maximum bonus payment of 100% of his base salary).

Pursuant to a long-term incentive plan approved by the Compensation Committee of our Board, Mr. House will receive grants of stock options and performance share units (“PSUs”) under our 2018 Omnibus Equity Compensation Plan. Mr. House was granted stock options to purchase such number of shares of our common stock with a fair market value of $345,000, determined using the Black-Scholes formula for fair value as of the February 23, 2022 grant date and a ten-year life, with annual vesting at the rate of 25% over four years, commencing on December 31, 2022. Mr. House was also granted PSUs for shares of our common stock with a fair market value of $690,000, based on the common stock price as of the February 23, 2022 grant date. The PSUs are subject to both performance and time-based vesting. The performance metrics are based on specified EBITDA goals for our company. If we achieve 100% of the performance metrics, 50% of the PSUs will vest (and 50% will be forfeited), with a maximum vesting of 100% of the PSUs if 200% of the target performance is achieved. For the time-based component, the PSUs will vest annually at the rate of 25% over four years, commencing on December 31, 2022.

The employment agreements also provide for termination by us upon death or disability of Mr. House (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon cause, which includes willful misconduct, gross negligence, willful failure to perform duties, fraud/embezzlement, willful policy violation or a breach of the employment agreement. In the event the employment agreement is terminated by us without cause or by the executive for good reason, defined as a material breach of the agreement by us, Mr. House will be entitled to one year’s salary and COBRA reimbursement and immediate vesting of any equity which would have otherwise vested in the one year following the termination.

In the event of a termination without cause or resignation for good reason in either case within three months preceding or 12 months following a change of control of our company, Mr. House will receive two years’ salary, his target bonus, 18 months of COBRA reimbursement and immediate vesting of all outstanding unvested (but non-forfeited) equity awards.

The employment agreement also contains covenants (a) restricting Mr. House from engaging in any activities competitive with our business or soliciting employees or clients during the term of such employment agreements and two years thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

H. Russell Heiser Jr. Employment Agreement.    On February 23, 2022, we entered into an amended and restated employment agreement with H. Russell Heiser Jr. The employment agreement with Mr. Heiser extends for a term expiring on December 31, 2025, and is automatically renewable for three successive one-year terms unless written notice of non-renewal is timely provided by either party. Pursuant to this employment agreement, Mr. Heiser has agreed to devote his full time, attention and efforts to our business and his duties as our Chief Financial Officer. The employment agreement provides that, effective as of January 1, 2022, Mr. Heiser will receive a base salary at an annual rate of $360,000 for services rendered in such position. Pursuant to a short-term incentive plan approved by the Compensation Committee of our Board, Mr. House may be entitled to receive cash bonuses based on the executive meeting and exceeding performance goals relating to the net revenue and EBITDA of our company. The target cash bonus under the short-term incentive plan is up to 40% of Mr. House’s annual base salary (with a maximum bonus payment of 80% of his base salary).

Pursuant to a long-term incentive plan approved by the Compensation Committee of our Board, Mr. Heiser will receive grants of stock options and performance share units (“PSUs”) under our 2018 Omnibus Equity Compensation Plan. Mr. Heiser was granted stock options to purchase such number of shares of our common stock with a fair market value of $135,000, determined using the Black-Scholes formula for fair value as of the February 23, 2022 grant date and a ten-year life, with annual vesting at the rate of 25% over four years, commencing on December 31, 2022. Mr. Heiser was also granted PSUs for shares of our common stock with a fair market value of $270,000, based on the common stock price as of the February 23, 2022 grant date. The PSUs are subject to both performance and time-based vesting. The performance metrics are based on specified EBITDA goals for our company. If we achieve 100% of the performance metrics, 50% of the PSUs will vest (and 50% will be forfeited), with a maximum vesting of 100% of the PSUs if 200% of the target performance is achieved. For the time-based component, the PSUs will vest annually at the rate of 25% over four years, commencing on December 31, 2022.

The employment agreements also provide for termination by us upon death or disability of Mr. Heiser (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon cause, which includes willful misconduct, gross negligence, willful failure to perform duties, fraud/embezzlement, willful policy violation or a breach of the employment agreement. In the event the employment agreement is terminated by us without cause or by the executive for good reason, defined as a material breach of the agreement by us, Mr. Heiser will be entitled to one year’s salary and COBRA reimbursement and immediate vesting of any equity which would have otherwise vested in the one year following the termination.

In the event of a termination without cause or resignation for good reason in either case within three months preceding or 12 months following a change of control of our company, Mr. Heiser will receive two years’ salary, his target bonus, 18 months of COBRA reimbursement and immediate vesting of all outstanding unvested (but non-forfeited) equity awards.

The employment agreement also contains covenants (a) restricting Mr. Heiser from engaging in any activities competitive with our business or soliciting employees or clients during the term of such employment agreements and two years thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

Director Compensation

2022 Non-Executive Director Compensation Program

In June 2021, the Compensation Committee of our Board of Directors engaged Lockton Companies, LLC., a global leader in executive compensation consulting services, to review and evaluate the competitiveness of our company’s current executive compensation program for the top leadership positions of the company, along with the non-executive Board of Directors compensation program. The principal purpose for this engagement was to ensure that the terms of the total compensation packages of our executives and non-executive board members created incentive structures aligned with stockholder interests and were consistent with current market practices.

Effective February 16, 2022, our Board of Directors adopted a new 2022 Non-Executive Director Compensation Program in connection with receiving a board compensation report from Lockton Companies, LLC, which utilized compensation data from the latest published National Association of Corporate Directors compensation survey for similarly-sized public companies. Pursuant to our new program, all directors receive the following compensation for their services:

•        annual board service retainer in the amount of $60,000, payable quarterly, which may be paid in either cash or stock options, or a combination of both. The form of payment (i.e., cash, stock options or a combination) will be determined by each director by notice to our Chief Financial Officer at least 15 days prior to the quarterly payment date. The Chairman of the Board will receive an additional $40,000 retainer for annual board service retainer. In the event the form of payment is stock options, the value of the stock options (priced using the Black-Scholes options pricing model) will equal 1.30 times the stated cash compensation. The stock options will have an exercise price equal to the fair market value of our common stock at the time of grant.

•        annual grant of stock options to purchase shares of common stock with a value of $85,000 for the directors and with a value of $150,000 for the Chairman of the Board (priced using the Black-Scholes options pricing model), pursuant to our 2018 Omnibus Equity Compensation Plan. The stock options will have an exercise price equal to the fair market value of our common stock at the time of grant and vest in four equal quarterly installments.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to our company. The directors will not be paid separate fees for Board and Committee meetings attended.

The following table sets forth information with respect to compensation earned by or awarded to each of our Non-Employee Directors who served on our Board during the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
James D. Allen	50,000	70,021	120,021
Howard S. Dvorkin	—	153,082	153,082
Thomas O. Katz	—	122,362	122,362
T. Scott King	—	122,362	122,362

____________

(1)      FASB ASC Topic 718 requires FlexShopper to determine the overall full grant date fair market value of the options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above, and then to expense that value over the service period over which options become exercisable. As a general rule, for time-in-service-based options, we will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description of Topic 718 and the assumptions used in determining the value of the options under the Black-Scholes method of valuation, see the notes to the consolidated financial statements included our Annual Report on Form 10-K.

The following table shows the number of shares subject to vested option awards held by each Non-Employee Director as of December 31, 2021:

Name	Shares Subject to Outstanding Stock Option Awards (#)
James D. Allen	233,428
Howard S. Dvorkin	323,286
Thomas O. Katz	99,558
T. Scott King	293,776

Equity Compensation Plan Table

The following table presents information on our equity compensation plans as of December 31, 2021. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,730,904	(1)	1.88	2,457,030
Inducement award approved by security holder	350,000		1.52	—
Equity compensation plans not approved by security holders	—		—	—
Total	3,080,904		2.06	2,457,030

____________

(1)     Includes outstanding stock options for 159,100 shares of common stock issued under our 2007 Omnibus Equity Compensation Plan, outstanding stock options for 144,000 shares of common stock issued under our 2015 Omnibus Equity Compensation Plan, outstanding stock options for 2,427,804 shares of common stock issued under our 2018 Omnibus Equity Compensation Plan and outstanding stock options for 350,000 shares of common stock issued as an inducement award.

PROPOSAL 2 — APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR EXECUTIVE OFFICERS

We are providing our stockholders, in accordance with Section 14A of the Exchange Act, with the opportunity express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Compensation and Other Information Concerning Directors and Officers” section, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of our company and stockholders.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

By approving this proposal, our stockholders will approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter is required to approve the foregoing resolution. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit Committee invited several public accounting firms to participate in this process. As a result of this process, on June 28, 2022, the Audit Committee approved the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. We are presenting this selection to our stockholders for ratification at the annual meeting.

EisnerAmper audited our financial statements for 2021. Representatives of EisnerAmper are not expected to be present at the 2022 Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions.

The action mentioned above dismissed EisnerAmper as the Company’s independent registered public accounting firm as of June 28, 2022.

The reports of EisnerAmper on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, and in the subsequent interim period through June 28, 2022, there were no disagreements with EisnerAmper on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2021 and 2020, or in the subsequent period through June 28, 2022.

During the two most recent fiscal years and in the subsequent interim period through June 28, 2022, the Company has not consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K or (iii) or any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a) of Regulation S-K) or a “reportable event’ (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The following table sets forth the aggregate fees billed by EisnerAmper for audit and non-audit services in 2021 and 2020, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2021	2020
Audit Fees(1)	$370,290	$253,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$370,290	$253,000

____________

(1)      Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

The following table sets forth the aggregate fees billed by Grant Thornton LLP for audit and non-audit services in 2021 and 2020, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2021	2020
Audit Fees	$0	$0
Audit-Related Fees	$0	$0
Tax Fees	$58,300	$37,524
All Other Fees	$0	$0
Total	$58,300	$37,524

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by our independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by EisnerAmper during 2021 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. If our stockholders fail to ratify the selection of Grant Thornton, LLP as the independent registered public accounting firm for 2022, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that stockholders vote FOR ratification of the appointment of Grant Thornton, LLP as our independent registered public accounting firm for 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2016, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee will consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other than as described below, and compensation agreements and other arrangements which are described under the heading “Compensation and Other Information Concerning Directors and Officers” in 2021 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Amendments to Credit Agreement involving Waterfall Asset Management

On March 6, 2015, through FlexShopper 2, LLC, our wholly-owned indirect subsidiary (the “Borrower”), we entered into a credit agreement (as amended from time-to-time, the “Credit Agreement”) with Wells Fargo Bank, National Association as paying agent, various lenders from time to time party thereto and WE 2014-1, LLC, an affiliate of Waterfall Asset Management, LLC, as administrative agent and lender (“Lender”). The Borrower is permitted to borrow funds under the Credit Agreement based on FlexShopper’s cash on hand and the Amortized Order Value of its Eligible Leases (as such terms are defined in the Credit Agreement) less certain deductions described in the Credit Agreement. Under the terms of the Credit Agreement, subject to the satisfaction of certain conditions, the Borrower may borrow up to $57,500,000 from the Lender until the Commitment Termination Date and must repay all borrowed amounts one year thereafter, on the date that is 12 months following the Commitment Termination Date (unless such amounts become due or payable on an earlier date pursuant to the terms of the Credit Agreement). The Lender was granted a security interest in certain leases as collateral under this Agreement. The lender is an entity affiliated with Waterfall Asset Management, LLC, a large stockholder of our company with the right to designate a representative to attend meetings of the Board of Directors and its committees in a nonvoting observer capacity. Capitalized terms used in this subsection are defined in the Credit Agreement.

On January 29, 2021, the Company and the Lender signed an Omnibus Amendment to the Credit Agreement. This Amendment extended the Commitment Termination Date to April 1, 2024, amended other covenant requirements, partially removed indebtedness covenants and amended eligibility rules. The interest rate charged on amounts borrowed is LIBOR plus 11% per annum. The Company paid the lender a fee of $237,000 in consideration of the execution of this Omnibus Amendment. At September 30, 2022, amounts borrowed bear interest at 13.82%.

As of December 31, 2021 and September 30, 2022, $50.5 million and $77.6 in principal was outstanding under the Credit Agreement, respectively. During the year ended December 31, 2021, the largest aggregate amount of principal outstanding under the Credit Agreement was $50.5 million, and $6.6 million in principal and $4.2 million in interest were paid during such period, at an average interest rate of 11.2% per annum.

On March 8, 2022, pursuant to Amendment No. 15 to Credit Agreement, the Commitment Amount was increased to be up to $82,500,000. The incremental increase in the Commitment Amount was provided by WE 2022-1, LLC, as an additional lender under the Credit Agreement. WE 2022-1, LLC is an affiliate of Waterfall Asset Management, LLC. No other changes were made to the credit agreement. As of July 1, 2022, WE 2022-1, LLC assigned 100% of its Commitment and all Loans to WE 2014-1, LLC. Effective September 27, 2022, WE 2014-1, LLC assigned 100% of its Commitments and all Loans to Powerscourt Investments 32, LP, an affiliate of Waterfall Asset Management, LLC.

Effective September 27, 2022, WE 2014-1, LLC assigned 100% of its Commitments and all Loans to Powerscourt Investments 32, LP, an affiliate of Waterfall Asset Management, LLC.

On October 21, 2022, pursuant to Amendment No. 16 to the Credit Agreement between FlexShopper 2, LLC, as borrower, and Powerscourt Investments 32, LP, as administrative agent and lender, the Commitment Amount was increased to be up to $110,000,000. This amendment also replaced LIBOR references in the Credit Agreement with SOFR (Secured Overnight Financing Rate), as the basis for our interest payments under the Credit Agreement. No other changes were made to the Credit Agreement.

Loans Payable to an Officer and Director

NRNS Note — FlexShopper LLC (the “Borrower”) previously entered into letter agreements with NRNS Capital Holdings LLC (“NRNS”), the manager of which is the Chairman of the Company’s Board of Directors, pursuant to which the Borrower issued subordinated promissory notes to NRNS (the “NRNS Note”) in the total principal amount of $3,750,000. Payment of principal and accrued interest under the NRNS Note was due and payable by the Borrower on June 30, 2021 and FlexShopper, LLC can prepay principal and interest at any time without penalty. Amounts outstanding under the NRNS Note bear interest at a rate equal to 5.00% per annum in excess of the non-default rate of interest from time to time in effect under the Credit Agreement. Obligations under the NRNS Note are subordinated to obligations under the Credit Agreement. The NRNS Note is subject to customary representations and warranties and events of default. If an event of default occurs and is continuing, the Borrower may be required to repay all amounts outstanding under the NRNS Note. Obligations under the NRNS Note is secured by substantially all of the Borrower’s assets, subject to rights of the lenders under the Credit Agreement.

On March 22, 2021, FlexShopper, LLC executed an amendment to the NRNS Note such that the maturity date was extended to April 1, 2022.

On February 2, 2022, FlexShopper LLC executed another amendment to the NRNS Note. This last amendment extended the maturity date from April 1, 2022 to July 1, 2024 and increased the credit commitment from $3,750,000 to $11,000,000. No other changes were made to such NRNS Note.

As of December 31, 2021 and September 30, 2022, $3,792,923 and $10,917,046 of principal and accrued unpaid interest was outstanding under the NRNS Note, respectively. Interests paid for the NRNS Note were $557,749 and $1,020,523 for the year 2021 and for the nine months ended September 30, 2022, respectively.

122 Partners Note — On January 25, 2019, FlexShopper, LLC (the “Borrower”) entered into a subordinated debt financing letter agreement with 122 Partners, LLC, as lender, pursuant to which FlexShopper, LLC issued a subordinated promissory note to 122 Partners, LLC (the “122 Partners Note”) in the principal amount of $1,000,000. H. Russell Heiser, Jr., FlexShopper’s Chief Financial Officer, is a member of 122 Partners, LLC. Payment of the principal amount and accrued interest under the 122 Partners Note was due and payable by the borrower on April 30, 2020 and the borrower can prepay principal and interest at any time without penalty. Amounts outstanding under the 122 Partners Note bear interest at a rate equal to 5.00% per annum in excess of the non-default rate of interest from time to time in effect under the Credit Agreement. Obligations under the 122 Partners Note are subordinated to obligations under the Credit Agreement. The 122 Partners Note is subject to customary representations and warranties and events of default. If an event of default occurs and is continuing, the Borrower may be required to repay all amounts outstanding under the 122 Partners Note. Obligations under the 122 Partners Note are secured by substantially all of the Borrower’s assets, subject to the senior rights of the lenders under the Credit Agreement.

On April 30, 2020, pursuant to an amendment to the subordinated debt financing letter agreement, the Borrower and 122 Partners, LLC agreed to extend the maturity date of the 122 Partners Note to April 30, 2021.

On March 22, 2021, FlexShopper, LLC executed a second amendment to the 122 Partners Note such that the maturity date of the 122 Partners Note was extended to April 1, 2022.

On March 31, 2022, FlexShopper, LLC executed a third amendment to the 122 Partners Note such that the maturity date of the 122 Partners Note was extended to April 1, 2023. No other changes were made to such Note.

As of December 31, 2021 and September 30, 2022, $1,011,439 and $1,015,539 of principal and accrued and unpaid interest was outstanding under 122 Partners Note, respectively. Interests paid for the 122 Partner Note were $148,011 and $147,422 for the year 2021 and for the nine months ended September 30, 2022, respectively.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2021, except that Howard S. Dvorkin inadvertently failed to timely file a Form 4 to reflect a purchase of stock that occurred in June 2021.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2022 Annual Meeting other than those items stated above. If any other business should properly come before the 2022 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 30, 2022

The proxy statement and annual report to stockholders are available at http://www.cstproxy.com/flexshopper/2022.

A copy of our Annual Report for the year ended December 31, 2021 is available without charge upon written request to: Secretary, FlexShopper, Inc., 901 Yamato Road, Suite 260, Boca Raton, Florida 33431.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail FLEXSHOPPER, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 29, 2022. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3. your votes like this 1. Election of Directors (1) James D. Allen (2) Howard S. Dvorkin (3) Sean Hinze (4) T. Scott King (5) Thomas O. Katz FOR ALL FOR ALL EXCEPT WITHHOLD FOR ALL 2. Approval, on a non-binding basis, of the compensation paid to our named executive officers. 3. Ratification of appointment of independent registered public accounting firm. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the nominee(s) name(s) on the following blank line.) For All Except: CONTROL NUMBER Signature Signature, if held jointly Date , 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 30, 2022 The proxy statement and our Annual Report on Form 10-K are available at https://www.cstproxy.com/flexshopper/2022 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FLEXSHOPPER, INC. The undersigned appoints Howard S. Dvorkin, Chairman, Richard House Jr., Chief Executive Officer, and H. Russell Heiser, Chief Financial Officer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of stock of FlexShopper, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FlexShopper, Inc. to be held on December 30, 2022, or at any adjournment thereof, as instructed below and in their discretion upon all such other matters as may be properly presented for consideration at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND PROPOSAL 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)